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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) November 19, 2002

                               Axeda Systems Inc.

               (Exact name of registrant as specified in charter)

                          DELAWARE 000-26287 23-2763854
                          -------- --------- ----------
                    (State of other jurisdiction (Commission
                      (IRS Employer of incorporation) File
                           Number) Identification No.)

              257 Great Valley Parkway, Malvern, PA       19355
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             (Address of principal executive offices)   (Zip Code)

        Registrant's telephone number, including area code (800)-700-0362

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Item 5. Other Information

Axeda Systems Inc. (the "Company") had received notification from the Nasdaq Stock Market, Inc. on September 13, 2002 that the closing bid price of the Company's common stock had been below $1.00 per share over the previous 30 consecutive trading days. On November 19, 2002, the Company received confirmation from the Nasdaq Stock Market, Inc. that the closing bid price of the Company's common stock had been at $1.00 per share or greater for at least 10 consecutive trading days. Accordingly, the Company regained compliance with Nasdaq's minimum bid price per share ($1.00) requirement for continued listing on the Nasdaq National Market, and the Nasdaq Stock Market, Inc. has now closed this matter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Axeda Systems Inc.

  Date: November 26, 2002   By: /s/ Thomas J. Fogarty
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                              Thomas J. Fogarty,
                              Executive Vice President and
                               Chief Financial Officer

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